Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Scienjoy Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, no par value	Rule 457(c)	4,119,460	$2.990	(2)	$12,317,185.40	(2)	$0.0001102	$1,357.35	N/A	N/A	N/A	N/A
Fees Previously Paid	Equity	Class A ordinary shares, no par value	Rule 457(c)	995,118	$3.955	(3)	$3,935,691.69	(3)	$0.0001102	$433.72	N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	-	-	-	-	-		-			-	-	-	-	-
	Total Offering Amounts						$12,317,185.40			1,357.35
	Total Fees Previously Paid									$433.72
	Total Fee Offsets									$-
	Net Fee Due									$923.63

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Class A ordinary shares on May 4, 2023.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Class A ordinary shares on September 1, 2023.

Table 3: Combined Prospectuses

Security Type	Security Class Title(4)	Amount of Securities Previously Registered(5)	Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date

Equity	Class A Ordinary Shares(6)	7,753,568	US$	48,156,440.00	F-3	333-259951	September 14, 2022
Equity	Class A Ordinary Shares(7)	-	US$	124,307,509.62	F-3	333-256714	June 11, 2021
Equity	Class A Ordinary Shares(8)	501,708	US$	24,580,036.80	F-3	333-254818	June 11, 2021
Equity	Warrants(9)	270,000		—	F-3	333-254818	June 11, 2021
Equity	Class A Ordinary Shares issuable upon exercise of the warrants(10)	3,177,475	US$	37,094,687.50	F-3	333-254818	June 11, 2021

(4)	No registration fee is payable in connection with the below-listed securities that were previously registered under the Registration Statements No. 333-259951, No. 333-256714, and No. 333-254818 (the “Prior Registration Statements”) and remain unsold, because such securities are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act.

(5)	Represents an aggregate number of securities that were previously registered under the Prior Registration Statements and remain unsold are included in this registration statement.

(6)	Represents an aggregate of 7,753,568 Class A Ordinary Shares registered pursuant to our registration on Form F-3 (File No. 333-259951), which we filed with the SEC on October 1, 2021, October 20, 2021, November 29, 2021, December 27, 2021, March 16, 2022, June 28, 2022, August 15, 2022, September 6, 2022 and September 13, 2022, and was declared effective by the SEC on September 14, 2022, for which we paid a registration fee of $3,148.15.

(7)	There are no unsold securities that were previously registered under this Prior Registration Statement No. 333-256714.

(8)	Represents an aggregate of 501,708 Class A Ordinary Shares registered pursuant to our registration on Form F-3 (File No. 333-254818), which we filed with the SEC on March 29, 2021, May 5, 2021 and June 2, 2021, and was declared effective by the SEC on June 11, 2021, for which we paid a registration fee of $445.34.

(9)	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to such previously registered warrants.

(10)	Represents an aggregate of 3,177,415 Class A Ordinary Shares registered pursuant to our registration on Form F-3 (File No. 333-254818), which we filed with the SEC on March 29, 2021, May 5, 2021 and June 2, 2021, and was declared effective by the SEC on June 11, 2021, for which we paid a registration fee of $3,986.62.